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Exhibit 99

Aon Resolves All Comments Related to Aon's SEC Filings;
No Change To Aon's Stockholders' Equity;
CEO and CFO To Certify Financials

        CHICAGO, IL—August 14, 2002—Aon Corporation (NYSE:AOC) announced that it has resolved all of the comments raised by the Securities and Exchange Commission (SEC) that were extensively outlined in Aon's August 7, 2002 press release. These comments were the result of customary reviews of Aon's SEC filings.

        Patrick G. Ryan, Chairman and CEO of Aon Corporation, said, "We are pleased to report that Aon has resolved all of the comments from the SEC. As expected, Aon's aggregate stockholders' equity, which equaled $3.7 billion as of June 30, 2002, has not been impacted." Mr. Ryan added, "Harvey Medvin, EVP and CFO of Aon Corporation, and I will certify Aon's filings with the SEC, as will officers of other large U.S. public companies. The certification will include Aon's second quarter 2002 Form 10-Q that will be filed today."

        The resolution to the SEC's comments that were explained in Aon's August 7th press release are provided below:

  Special Purpose Entities (also see PEPS I below)

          Aon's accounting for its special purpose entities, as originally presented in its 2001 financial statements, has been cleared with the SEC.

          There will be no restatement of Aon's prior financials concerning these entities. Aon uses special purpose entities to provide clients with services such as premium financing.

  PEPS I Transaction: Securitization of Limited Partnership Investments

          Aon's accounting for the PEPS I transaction, as originally presented in its 2001 financial statements, has been cleared with the SEC.

          There will be no restatement of Aon's prior financials regarding this transaction. Aon sold the vast majority ($450 million) of its limited partnership portfolio in 2001 through a securitization transaction to a special purpose entity (PEPS I) in exchange for cash and securities issued by PEPS I.

  Business Transformation

          Aon's accounting for the business transformation charges, as originally presented in its financial statements, has been cleared with the SEC.

          There will be no restatement of prior financials related to these charges. Aon will be providing expanded disclosure regarding the business transformation in future filings.

  Other Than Temporary Impairment of Investments

          Because of the immaterial impact on prior year financial statements, the SEC has accepted Aon's proposed treatment of the cumulative non-cash adjustment for other than temporary impairment of investments in its second quarter 2002 earnings release provided the adjustment is deemed immaterial to full year 2002 results. Aon believes the adjustment will be immaterial to its 2002 full year earnings and that no restatement will be necessary.

          As previously stated, this adjustment did not impact Aon's second quarter 2002 aggregate stockholders' equity of $3.7 billion because Aon had already recorded the unrealized effect of the decreased value of its investments through stockholders' equity in prior periods.

          Aon has always had a policy for recording impairments of its equity and fixed maturity investments through its income statement. The non-cash adjustment in second quarter 2002 reflects a revised method for calculating other than temporary impairments that recognizes these impairments on an earlier timetable.

  Reinsurance Claim for Benefits Paid to World Trade Center (WTC) Employees

          The SEC has advised Aon to record an allowance for uncollectible reinsurance of $90 million pretax ($0.20 per share) in fourth quarter 2001. Aon had previously recorded this allowance in first quarter 2002. The reinsurance recoverable was originally established in third quarter 2001. The recoverable relates to insurance benefits paid to beneficiaries of Aon employees who perished in the September 11 tragedy. The restatement to fourth quarter 2001 will not impact Aon's aggregate stockholders' equity of $3.7 billion at June 30, 2002.

          Given the restatement, first half 2002 earnings shown in Aon's August 7th press release will increase by $0.20 per share to reflect the first quarter reversal. Aon will update disclosures as appropriate.

          The amendment to the financial statements will be reflected in amended 2001 Form 10-K and first quarter 2002 Form 10-Q filings with the SEC as follows:

	2002			2001
(millions except per share data)
	1st Qtr.	6 Months		4th Qtr.	12 Months
		Per Earnings Release	Per Form 10Q–to be filed
Net Income:
Original Filing	$104	$104	$160	$83	$203
To be Restated	160	NA	NA	27	147
Dilutive Net Income Per Share:
Original Filing	$0.37	$0.37	$0.57	$0.30	$0.73
To be Restated	0.57	NA	NA	0.10	0.53
Basic Net Income Per Share:
Original Filing	$0.38	$0.37	$0.58	$0.30	$0.74
To be Restated	0.58	NA	NA	0.10	0.54
Stockholders' Equity:
Original Filing	$3,529	NA	$3,691	$3,521	$3,521
To be Restated	3,529	NA	NA	3,465	3,465

        The allowance for the reinsurance recoverable was recorded under "Unusual Charges—World Trade Center" in Aon's statement of income.

        Aon's statements in its August 7, 2002 press release regarding financial outlook are unchanged by the resolutions with the SEC since the 2002 earnings per share guidance excludes unusual charges for World Trade Center items.

Other Matters

        As anticipated in Aon's August 7th press release under "Other Matters", the SEC will permit Aon to provide expanded disclosure in its future filings regarding the items noted. Except as reflected above, there will be no restatements to prior periods for the previously listed items: contingencies, WTC losses, investments, and revenue recognition of brokerage commissions and fees, life insurance commissions and amounts received directly from carriers.

        Aon Corporation (www.aon.com) is a holding company that is comprised of a family of insurance brokerage, consulting and insurance underwriting subsidiaries.

        This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors. Potential factors that could impact results include the general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in commercial property and casualty premium rates, the competitive environment, the actual cost of resolution of contingent liabilities and other loss contingencies, the final execution of the business transformation plan, the ultimate cost and timing of the implementation thereof, the actual cost savings and other benefits resulting therefrom, whether the Company ultimately disposes of some or all of its underwriting operations, the terms and timing thereof, rating agency actions, the cost and availability of debt and other financing, and events surrounding terrorists attacks of September 11, 2001, including the timing and resolution of related insurance and reinsurance issues. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.

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Investor Contact:	Sean O'Neill Vice President, Financial Relations 312-381-3983
Or
Media Contact:	Al Orendorff Director, Public Relations 312-381-3153

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  Exhibit 99